Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-126959) of China Automotive System, Inc. of our report dated March 28, 2025 relating to the consolidated financial statements, which appears in China Automotive System, Inc.’s Annual Report on form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

September 11, 2025